Exhibit 10.7

SINDA LTD

RESTRICTED STOCK AWARD AGREEMENT

FOR MEXICAN PARTICIPANTS

pursuant to the

SINDA LTD

AMENDED AND RESTATED

2020 LONG TERM INCENTIVE PLAN

You (the “Participant”) have been granted a Restricted Stock Award (this “Award”) from Sinda Ltd, a Cayman Islands exempted company (the “Company”), on the following terms and subject to the provisions of the Sinda Ltd Amended and Restated 2020 Long Term Incentive Plan (the “Plan”). Unless defined in this Restricted Stock Award Agreement (this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant:

Address:

Grant Date:

Price Per Share:

Total Number of Ordinary Shares:

Vesting Commencement Date:

Vesting: Subject to the Participant’s Continuous Service with the Company or any Subsidiary, 100% of the Shares shall vest and be issued to the Participant as of the earlier of the third anniversary of the Grant Date or the consummation of the Company’s IPO (as defined below).

1.            Grant of Stock. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Pariticipant, as of the Grant Date specified above, the number of Ordinary Shares specified above (the “Shares”) with a value equal at the time of the Award to the Price Per Share specified above. This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

2.             No Dividend Equivalents. The Participant shall not be entitled to receive a cash payment in respect of the Shares on any dividend payment date for the Shares prior to the Shares bein vested and issued to the Participant.

3.	Taxes.

(a)        Taxes. Notwithstanding any contrary provision of this Agreement, no Shares will be issued to the Participant unless and until satisfactory arrangements (as determined by the Board) will have been made by the Participant with respect to the payment of any income and employment taxes with respect to such Shares. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax obligations, in whole or in part by one or more of the following: (i) paying by cash or check, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum tax amount required to be paid, (iii) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the tax amount required to be paid, or (iv) selling a sufficient number of such Shares otherwise deliverable to the Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the tax amount required to be paid. If the Participant fails to make satisfactory arrangements for the payment of any required tax obligations hereunder at the time any applicable Shares otherwise are scheduled to vest pursuant to this Award, the Participant will permanently forfeit such Shares and the Shares will be returned to the Company at no cost to the Company.

(b)       Tax Liability. The Participant understands that the Board believes its valuation of the Shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Mexican Tax Authorities may successfully assert that the value of the Shares on the date of their acquisition by the Participant is substantially greater than the Board’s appraisal. The Participant understands that any additional value ascribed to the Shares by such an assertion will constitute taxable income to the Participant as of the acquisition date, and that any additional taxes, inflation adjustments, fines, and interest due as a result will be the Participant’s sole responsibility payable only by the Participant, and that the Company need not and will not reimburse the Participant for that tax liability.

(c)          MITL. The Participant understands that in accordance with the MITL, taxable income shall be the difference between the price when the Option was granted and the Fair Market Value of the Shares.

4.	Vesting.

(a)         Subject to the Participant’s Continuous Service with the Company or any Subsidiary, 100% of the Shares shall vest and be issued to the Participant as of the earlier of the third anniversary of the Grant Date or the consummation of the Company’s IPO (as defined below).

(b)          If the Participant’s Continuous Service is terminated for any reason, any unvested portion of this Award shall terminate on the date of such termination and such unvested portion of this Award shall be cancelled by the Company.

(c)          Notwithstanding the provisions above, the Board may, in its sole discretion, accelerate the vesting of any unvested portion of this Award at any time.

(d)          In no event shall this Award vest to the Participant for a fractional Ordinary Share or shall the Participant be issued any fractional Ordinary Share pursuant to this Award.

(e)          All Shares granted hereunder shall automatically vest in full upon the consummation of a Change of Control.

5.	Issuance of Shares.

(a)       The issuance of any Shares to the Participant under this Award shall be contingent upon the Participant (or his or her estate or designated beneficiary(ies)) entering into or becoming a party to a subscription agreement or shareholders agreement with such terms and conditions as the Board shall determine in its sole discretion.

(b)        Upon the vesting and issuance of the Shares pursuant to the terms of this Award, such Shares shall be evidenced by entries in the register of members of the Company; provided, however, that in addition to updating the register of members of the Company, the Board may determine that such Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a stock certificate or certificates.

6.	Non-Transferability.

(a)         Except as provided in Section 6(b), (i) this Award, and any rights or interests therein, shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution or by order of a court in a dissolution of marriage, (ii) this Award shall not be pledged, encumbered or otherwise hypothecated in any way at any time by the Participant (or any beneficiary(ies) of the Participant) and shall not be subject to execution, attachment or similar legal process, and (iii) any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate this Award, or the levy of any execution, attachment or similar legal process upon this Award contrary to the terms of this Agreement and/or the Plan shall be null and void and without legal force or effect.

(b)        During the Participant’s lifetime, the Participant may, with the consent of the Board, transfer without consideration all or any portion of this Award to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family. For purposes of this Agreement, “Immediate Family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and half sisters), in laws, and all such relationships arising because of legal adoption; provided, however, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms and provisions of the Plan, and by the terms and provisions of any applicable outstanding Award Agreements, subscription agreement, shareholders agreement, or other agreements covering the Shares subject to this Award.

7.             Representations and Warranties of Participant. In connection with the issuance of the Shares to the Participant upon the vesting of the Award, the Participant hereby represents and warrants the following:

(a)          The Participant is, or was as of the Grant Date, an Employee, Director, general partner, Officer, Consultant or advisor of the Company or its Subsidiaries. Additionally, if the Participant is or was a Consultant or advisor described in the preceding sentence, the Participant represents that (i) he or she is a natural person; (ii) he or she provides or provided bona fide services to the Company or its Subsidiaries; and (iii) the services are not or were not in connection with the offer or sale of securities in a capital raising transaction, and do not or did not, directly or indirectly, promote or maintain a market for the Company’s securities.

(b)           The Participant: (i) has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Participant’s investment in the Company and has consulted with the Participant’s own advisers with respect to the Participant’s investment in the Company; (ii) has sufficient experience in business, financial and investment matters and in analyzing companies like the Company to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to such acquisition; and (iii) can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding the Shares for an indefinite period.

(c)           The Participant is acquiring the Shares for the Participant’s own account for investment purposes only and not for resale or with a view to the distribution thereof. The Participant understands and acknowledges that the Shares are not registered under the Securities Act or any applicable state or other securities laws, are “restricted securities” within the meaning of Rule 144 under the Securities Act, and may not be sold, assigned, transferred, or disposed of (including transfer by gift or operation of law) except in accordance with this Agreement. The Participant also understands that the Company is under no obligation and has not agreed to and does not plan to file a registration statement to register the resale of the Shares under the Securities Act or under any applicable state or other securities law. As a result, the Participant understands that he or she must bear the economic risk of the investment for an indefinite period of time and agrees to make no sale, assignment, transfer or other disposition of all or any portion of the Shares unless there is then in effect a registration statement under the Securities Act and registration under applicable state or other securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement and in compliance with applicable state and other securities laws, or the Participant has obtained an opinion of counsel satisfactory to the Company that such disposition does not require registration under the Securities Act or registration under applicable state or other securities laws. The Company may request a copy of any such opinion and, upon such request, the Participant shall promptly provide such copy to the Company. The Company shall not be required to permit the Participant’s proposed assignment, transfer or other disposition unless such opinion is satisfactory (in form and substance) to the Company, as determined by the Company in its sole discretion.

(d)          Nothing in this Plan shall be construed to create an employment or commercial relationship between the Participant and the Company. The Participant acknowledges and agrees that his or her sole employer is the Subsidiary with which the employment agreement has been entered into, and that the Company shall have no obligations or liabilities arising from the Participant’s employment relationship. Also, the participation in the Plan or the Award shall not be deemed as a labor benefit under Mexican legislation.

8.         No Right to Continued Employment or Relationship. Nothing in the Plan or in any Award granted under the Plan or in any Agreement or other agreement entered into pursuant hereto shall confer upon the Participant the right to continue in an employment or commercial relationship with the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Participant’s employment or commercial relationship.

9.	Restrictive Legends and Stop Transfer Orders.

(a)             Legends. Any certificate or certificates representing the Shares shall bear the following legends (as well as any other legends required by applicable federal, state and other corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b)           Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)            Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

10.	Lock-Up.

(a)            The Participant hereby agrees that, if required by the managing underwriter (the “Managing Underwriter”) for an initial public offering of the Company’s securities (“IPO”), he or she will not, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the Managing Underwriter (such period not to exceed l80 days, which period may be extended upon the request of the Managing Underwriter for an additional period of up to 15 days if the Company issues or proposes to issue an earnings or other public release within 15 days of the expiration of the 180 day lock-up period) (the “IPO Lock-Up Period”), lend, offer, pledge, contract to sell, sell any option or contract to transfer, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer, directly or indirectly, any Shares owned immediately before the effective date of the registration statement for such offering. The foregoing provisions shall not apply to the sale of any Shares to the Managing Underwriter or any other underwriter for the IPO pursuant to the underwriting agreement for the IPO and shall only be applicable to the Participant if all officers, directors and shareholders of more than five percent of the Company’s outstanding equity securities are subject to the same restrictions. The Managing Underwriter and such other underwriters for the IPO are intended third party beneficiaries of this agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(b)             The Participant further agrees (i) to execute such agreements as may be reasonably requested by the Company or the Managing Underwriter in connection with the IPO that are consistent with this agreement or that are necessary to give further effect thereto; and (ii) if requested by the Company or the Managing Underwriter, to use its commercially reasonable efforts to provide, within five business days of such request, such information as may be required by the Company or the Managing Underwriter in connection with the completion of the IPO.

(c)             In order to enforce the foregoing covenant, the parties hereto agree that the Company may impose, or instruct its transfer agent and/or registrar for the Company’s Shares to impose, stop-transfer or similar instructions that restrict the transfer of the Shares owned by the Participant (and transferees and assignees thereof) during and until the end of the expiration of the IPO Lock-Up Period (as such may be extended in accordance with the foregoing).

11.          Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time, subject to Section 14 below or unless such amendments are expressly intended not to apply to the grant of this Award hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto under the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. If the Participant is party to an agreement with the Company or any Subsidiary providing for the issuance of Ordinary Shares of the Company, such agreement shall control in the event of any conflict between the terms of the such agreement, on the one hand, and this Agreement and the Plan, on the other hand.

12.          Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Sinda Ltd

c/o SNDA Exploración, S. de R.L. de C.V.,

Antiguo Camino a Don Diego S/N

Fraccionamiento Mi Bendición, Interior 6

San Miguel Allende, Guanajuato

C.P. 37898, Mexico

Email: [***]

With copy to: [***]

if to the Participant, to the address that the Participant most recently provided to the Company, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

13.          Entire Agreement. This Agreement, the Plan, and any other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

14.         Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Board may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

15.         Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Subject to Section 6, the Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

16.         Participant Undertaking. By accepting this Award, the Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on the Participant pursuant to the provisions of this Agreement.

17.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

18.       Compliance with Laws. The issuance of this Award (and the Shares upon vesting of this Award) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Award or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

19.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20.          Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

21.         Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

22.        Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

23.           Delegation of Board Authority. To the extent that the Board has delegated any of its authority under this Agreement to a Committee, references to actions made at the option of the Board shall also be to actions made at the option of the Committee.

24.        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

25.          Recovery. Every Award issued pursuant to the Plan is subject to potential recovery or recapture to the fullest extent called for by applicable federal or state law, rules of any national securities exchange on which the Shares may be listed, Section 10 of the Plan, or any policy of the Company. By accepting this Award, the Participant agrees to be bound by, and comply with, the terms of any such forfeiture or recapture provision imposed by applicable federal or state law, rules of any national securities exchange on which the Shares may be listed, as determined pursuant to Section 10 of the Plan, or as prescribed by any policy of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

PARTICIPANT

Name:

SINDA LTD

By:
Name:
Title:

[Signature Page to Sinda Ltd Restrictied Stock Award Agreement]